CREDIT AGREEMENT dated September __, 1997, between BROWN BROTHERS HARRIMAN & CO. ("Bank") and SONICS & MATERIALS, INC. ("Borrower").

                             W I T N E S S E T H:

      The Bank and the Borrower, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, hereby agree as follows:


                                   ARTICLE 1

                       DEFINITIONS AND ACCOUNTING TERMS


      SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Base Rate" means the rate determined by the Bank from time to time as its "base rate."

            "Bridge Loan" is defined in Section 2.1(a) hereof.

            "Bridge Loan Note" means the Note described in Section 2.2(a).

            "Business Day" means a day other than a Saturday, Sunday or other day on which banks are authorized or required to close under the laws of the State of New York.

            "Change of Control" is deemed to occur if: (i) a Person (other than Robert Soloff or any member of his immediately family or any corporation, partnership or trust, limited liability company or other entity controlled by or established for the benefit of Robert Soloff or any member of his immediate family) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, except that a person shall be deemed to be the "beneficial owner" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all outstanding shares of capital stock having ordinary power to vote in the election of directors of the Borrower; or (ii) there is a change in the board of directors of the Borrower such that the individuals who constituted the board of directors of the Borrower at the beginning of the two-year period immediately preceding such change, together with any directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower during such two-year period was approved by a vote of a majority of the directors then in office (either who were directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the directors then in office.

            "Collateral" is defined in Section 3.1(e) hereof.

            "Construction Project" is defined in Section 2.1(a) hereof.

            "Disclosure Schedule" means the disclosure schedule prepared and signed by the Borrower and attached hereto as Exhibit "E" setting forth certain information with respect to the Borrower.

            "EBITDA" means, for any period, the sum of the amounts for such period of (A) Net Income, (B) provision for federal, state and local taxes based on income, (C) Interest Expense, and (D) charges for depreciation and amortization and other non-cash charges, all for the Borrower, and all determined in accordance with GAAP.

            "Eligible Inventory" means, as at any date of determination thereof, the value (determined at the lower of cost or market on a first-in, first-out basis) of all finished inventory or raw materials (other than packaging materials and supplies) (i) which are owned by the Borrower,
      (ii) which is located in a  jurisdiction  in the United States of America,
      (iii) as to which appropriate Uniform Commercial Code financing statements have been filed naming the Borrower as "debtor" and Bank as "secured party" and as to which Bank has a first, perfected security interest, (iv) which is in good condition and is not obsolete or worn out, (v) which is either currently useable or currently saleable in the normal course of the Borrower's business, and (vi) conforms in all respects to the applicable representations and warranties set forth in the Security Agreement.

            "Eligible Receivables" means, as at any date of determination thereof, the aggregate of all accounts receivable of the Borrower from the sale of goods or the provision of services in the ordinary course of business ("receivables") at said date due the Borrower, except for any such receivable which is: (a) not payable in U.S. Dollars; (b) payable by its terms more than 90 days after the earlier of the date of shipment of the related inventory or the date of issuance of the invoice therefor; (c) due from any affiliate of the Borrower; (d) due from an account debtor whose principal place of business is located outside of the United States of America (unless such account is secured by a letter of credit from a financial institution reasonably satisfactory to the Bank or otherwise agreed in writing by the Bank); (e) due from an account debtor which the Bank has notified the Borrower does not have a satisfactory credit standing (as determined in the reasonable discretion of Bank); (f) unpaid for more than 90 days from earlier of the date of shipment of the related inventory or the date of issuance of the invoice therefor; (g) from any account debtor if more than 25% of the aggregate amount of receivables of such account debtor have at the time remained unpaid for more than 90 days after the earlier of the date of shipment of the related inventory or the date of issuance of the invoice therefor; (h) subject to any unresolved dispute with the respective account debtor; (i) not subject to a valid and perfected first priority security interest in favor of the Bank; (j) owing from an account debtor which is an agency, department or instrumentality of the United States or any state thereof; (k) an obligation for goods sold on consignment, or approval or on a sale-or-return basis or subject to any other repurchase or return arrangement; or (l) owing from a supplier to or creditor of the Borrower.

            "Eligible Securities" means those marketable securities of the Borrower from time to time in the custody of the Bank which the Bank, in its reasonable discretion, shall determine to be "Eligible Securities." The amount of any Eligible Securities shall be determined by reference to their market value at the time of any determination hereunder.

            "Event of Default"  has the meaning  given to such term in Section
      6.1.

            "Fiscal Year" of the Borrower means each twelve month period ending June 30.

            "Fixed Charge  Coverage Ratio" means,  for any period,  the ratio of
      (i) EBITDA plus payments made by the Borrower under any lease, to (ii) required principal and interest payments for all indebtedness of the Borrower plus payments made by the Borrower under any lease plus capital expenditures (determined in accordance with GAAP) of the Borrower for such period up to $25,000.

            "GAAP" means generally accepted accounting principles and practices applied on a consistent basis.

            "Intangibles" means, at a particular date, all assets of the Borrower that would be classified as intangible assets in accordance with GAAP.

            "Interest Calculation Date" means the first day of each Interest Period, whether or not a Business Day.

            "Interest Expense" means, for any period, the aggregate amount of interest accrued (whether or not paid) by the Borrower during such period.

            "Interest Payment Date" means the last day of each month, commencing October 31, 1997.

            "IRB Loan" is defined in Section 2.1 hereof.

            "LIBOR" means the London inter-bank offered rate for the applicable LIBOR Term, determined by the Bank by reference to market reporting services available to the Bank and other banks and financial institutions.

            "LIBOR Term" means each period of one month, two months or three months, as designated by the Borrower by notice to Bank in connection with the making of any LIBOR-based Loan hereunder. Each LIBOR Term shall end on the Interest Payment Date most closely approximating the end of the period designated by the Borrower.

            "Line of Credit" is defined in Section 2.1 hereof.

            "Line of Credit Note" means the Note described in Section 2.4(a)

            "Loan" is defined in Section 2.1. hereof.


            "Mortgage" means the Open-End Mortgage Deed dated September __, 1997 from the Borrower, as mortgagor, to the Bank, as mortgagee.

            "Mortgaged Property" means the real property of the Borrower which is subject to the lien of the Mortgage.

            "Net Income" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries on a consolidated basis for such period excluding extraordinary items, determined in accordance with GAAP.

            "Notes" means the Term Loan Note, the Bridge Loan Note and the Line of Credit Note.

            "Permitted Corporate Transaction" means: (a) any merger or consolidation of Borrower with another corporation, partnership, trust or other entity; (b) the purchase by the Borrower of assets other than in the ordinary course of business; or (c) the acquisition by the Borrower of an interest in any corporation, partnership, trust or other entity, in each case only if (i) the business or assets acquired are in the same or a substantially similar line of business as the Borrower; and (ii) the value of the consideration paid (whether by cash, securities or other assets and including consideration by reason of the assumption of any indebtedness or in respect of any noncompetition or other collateral agreement) in connection therewith, together with the consideration paid in respect of all other prior Permitted Corporate Transactions in the same Fiscal Year, does not exceed $250,000; and (iii) immediately after the completion of such transaction, no condition or event would exist which with the lapse of time or the giving of notice or both would constitute an Event of Default hereunder; and (iv) in the case of any merger or consolidation, the Borrower shall be the surviving entity; and (v) the Bank shall have been notified of such Permitted Corporate Transaction, and provided with all such information with respect thereto as the Bank shall reasonably request, at least 30 days prior to its effectiveness.

            "Restricted Payment" means any dividend, distribution, stock repurchase, other payment on account of the Borrower's outstanding stock, payment in respect of any indebtedness subordinated to the debt of the Borrower to the Bank, and any payment in respect of any non-competition agreement.

            "Security Agreement" means the General Security Agreement dated September __, 1997, from the Borrower to the Bank.

            "Tangible Net Worth" means, as of the date of determination, the Borrower's net worth less Intangibles, all as determined in accordance with GAAP.

            "Term Loan" is defined in Section 2.1 hereof.

            "Term Loan Note" means the Note described in Section 2.3(a) hereof.

            "Total Liabilities" means, as of the date of determination, all liabilities of the Borrower that would, in accordance with GAAP, be classified as liabilities of the Borrower.

      SECTION 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP applied in a manner consistent with the application of GAAP in the preparation of the financial statements mentioned in Section 4.4.

                                   ARTICLE 2

                                   THE LOANS


      SECTION   2.1.   The  Loans.   Subject  to  the  terms  and   conditions
hereinafter provided, Bank agrees to make loans to Borrower in the aggregate amount of $4,945,000 (collectively, the "Loans"), as follows:

            (a) a loan (the "Bridge Loan") in the maximum principal amount of $1,600,000, which shall be advanced to the Borrower for the purpose of financing the acquisition and construction of a manufacturing facility in Newtown, Connecticut, to include land, building and equipment (collectively, the "Construction Project");

            (b) a loan (the "Term Loan") in the amount of $427,000, which shall be advanced to the Borrower to refinance all of the amounts due in respect of the Borrower's outstanding note payable to Village Bank and Trust Company;

            (c) a line of credit (the "Line of Credit") in the maximum amount of $1,500,000 which shall be advanced to the Borrower from time to time to provide working capital to the Borrower; and

            (d) a tax-exempt industrial development loan (the "IRB Loan") in the aggregate amount of $2,945,000 to be issued through the Connecticut Development Authority and applied to (a) refinance on a permanent basis amounts due under the Bridge Loan, and (b) pay all or a portion of the remaining costs of the Construction Project.

      SECTION 2.2.  Bridge Loan.

      (a) Bridge Loan Note. The Bank shall lend to the Borrower pursuant to the Bridge Loan from time to time, in accordance with the provisions hereof, up to a maximum amount of $1,600,000 to pay initial costs of the Construction Project. The Indebtedness of the Borrower in respect of such advances shall be evidenced by the Bridge Loan Note executed by the Borrower in favor of the Bank in the form attached hereto as Exhibit A.

      (b) Advances under Bridge Loan. The Bank shall advance amounts in respect of the Bridge Loan to pay costs of the Construction Project upon the written request of the Borrower, which request shall be accompanied by such additional detail (including copies of invoices, construction draw requests or other supporting information) as the Bank shall reasonably require; provided, however, that (1) each advance shall be in an amount equal to $50,000 or any integral multiple of $25,000 in excess thereof, and (2) nothing herein shall obligate Bank to advance any monies under the Bridge Loan (A) more frequently than twice per month, or (B) so long as any Event of Default (or any event which, with the passage of time or the giving of notice or both would constitute an Event of Default) shall have occurred and be continuing, or (C) at any time after December 31, 1997.

      (c) Interest. The outstanding principal amount of the Bridge Loan Note shall bear interest at the Base Rate plus one-half of one percent (0.50%).

      (d) Maturity. The entire principal balance of the Bridge Loan Note shall be mature and be due and payable upon the earliest to occur of: (1) the written demand of Bank; (2) the consummation of the IRB Loan; or (3) December 31, 1997.

      (e) Prepayments. The principal of the Bridge Loan Note may be prepaid in whole or in part (but if in part only in amounts of $50,000 or integral multiples of $25,000 in excess thereof) at any time, without premium or penalty, by the Borrower upon three Business Days' written notice to Bank.

      SECTION 2.3.  Term Loan.

      (a) Term Loan Note. On the date hereof, the Bank shall lend to the Borrower pursuant to the Term Loan the aggregate sum of $500,000, which amount shall be applied by the Borrower on the date hereof to refinance the outstanding indebtedness of the Borrower to Village Bank and Trust Company. The indebtedness of the Borrower in respect of the Term Loan shall be evidenced by the Term Loan Note executed by the Borrower in favor of Bank in the form attached hereto as Exhibit B.

      (b) Interest. The outstanding principal amount of the Term Loan Note shall bear interest, at the Borrower's option, at:

                  (i)   the Base Rate; or
                  (ii)  LIBOR plus 2.25%.

Borrower shall provide the Bank with telephonic notice prior to the initial advance of the Term Loan and, if applicable, not less than 2 Business Days prior to the last day of each LIBOR Term, of the Borrower's selection of a rate option and term, which telephonic notice shall be promptly confirmed in writing. In the absence of such notice, the interest rate on the Term Loan Note shall be the Base Rate.

      (c) Maturity. The principal of the Term Loan Note shall be paid in 36 equal monthly installments of $11,861.11, commencing on November 1, 1997, and the entire remaining principal balance of the Term Loan Note shall be mature and be due and payable on October 1, 2000.

      (d) Prepayments. The principal of the Term Loan Note may be prepaid in whole or in part (but if in part only in amounts of $50,000 or integral multiples of $25,000 in excess thereof) at any time, without premium or penalty, by the Borrower upon three Business Days' written notice to Bank. No partial prepayment shall reduce the Borrower's obligation to make principal payments next becoming due under the Term Loan Note, but shall reduce such principal payment obligations in reverse order of due date. In the event of the prepayment of any portion of the Term Loan Note during any period in which the Term Loan Note shall bear interest at a LIBOR-based interest rate prior to the end of the applicable LIBOR Term, the Borrower shall pay to Bank, concurrently therewith, a "breakage fee" equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so repaid for the period from the date of such repayment to the last day of the LIBOR Term for such amount at the applicable rate of interest for such amount provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading lenders and amounts comparable to such principal amount and with maturities comparable to such period (it being conclusively presumed for such purpose that Bank shall have purchased funds at the applicable LIBOR corresponding to such principal for the applicable LIBOR Term).

      SECTION 2.4.  Line of Credit Loans.

      (a) Line of Credit Advances. The Bank shall, from time to time in its sole discretion, make advances (each an "Advance") under the Line of Credit to the Borrower for the purpose of funding operating or capital costs of the Borrower; provided, however, that the aggregate outstanding amount of all Advances hereunder shall not exceed the lesser of (i) $1,500,000, or (ii) an amount, determined by reference to the borrowing base reports delivered by the Borrower in accordance with Section 5.1(c) hereof, equal to:

                  (1)   90% of Eligible Securities; plus
                  (2)   80% of Eligible Receivables; plus
                  (3)   50% of Eligible Inventory; less
                  (4)   $427,000   (which  amount  shall  be  reduced  by  all
                        principal reductions under the Term Loan); less
                  (5)   $589,000   (which  amount  shall  be  reduced  by  all
                        principal reductions under the IRB Loan).

Subject to such limitation, the Borrower may borrow under this Section, repay or prepay any Advances (subject to subsection (d) below), and reborrow hereunder. Each Advance shall be made by the Bank hereunder upon the written request of the Borrower in such form and upon compliance with such procedures as the Bank may from time to time reasonably require.

      The Indebtedness of the Borrower in respect of such advances shall be evidenced by the Line of Credit Note executed by the Borrower in favor of Bank in the form attached hereto as Exhibit C.

      (b) Interest. The outstanding principal amount of each Advance under the Line of Credit shall bear interest in each Interest Period, at the Borrower's option, at:

                  (i)   the Base Rate; or
                  (ii)  LIBOR plus 2.25%.

Borrower shall provide Bank with telephonic notice at least 2 Business Days prior to the making of each Advance, and, if applicable, at least 2 Business Days prior to the end of any LIBOR Term, of the Borrower's selection of a rate option and term, which telephonic notice shall be promptly confirmed in writing. In the absence of such notice, the interest rate on the Line of Credit Note (or each applicable Advance outstanding thereunder) shall be the Base Rate.

      (c) Maturity. The entire principal balance of the Line of Credit Note shall be mature and be due and payable upon the written demand of Bank, and thereafter the Bank shall have no further obligation to make any Advance.

      (d)  Prepayments.

            (i) The principal amount of the Advances outstanding under the Line of Credit Note shall be prepaid by the Borrower upon written notice from the Bank to the extent of any portion thereof exceeding the maximum permitted Advances as reflected on the Borrower's borrowing base reports delivered to the Bank in accordance with Section 5.1(c) hereof.

            (ii) All or any portion of the principal amount of Advances outstanding under the Line of Credit Note may be prepaid by the Borrower in whole or in part (but if in part only in amounts of $50,000 or integral multiples of $25,000 in excess thereof) at any time, provided, however, that, in the event of the optional prepayment of all or any portion of an Advance under the Line of Credit Note bearing interest at a LIBOR-based interest rate prior to the end of any applicable LIBOR Term, the Borrower shall pay to Bank, concurrently therewith, a "breakage fee" equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so repaid for the period from the date of such repayment to the last day of the LIBOR Term for such amount at the applicable rate of interest for such amount provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading lenders and amounts comparable to such principal amount and with maturities comparable to such period (it being conclusively presumed for such purpose that Bank shall have purchased funds at the applicable LIBOR corresponding to such principal for the applicable LIBOR Term).

      SECTION 2.5. IRB Loan. The Bank shall make the IRB Loan upon the terms, and subject in all respects to the conditions, set forth in the Bank's financing commitment dated July 18, 1997.

      SECTION 2.6.  Other Provisions.

      (a) Interest on each of the Notes shall be calculated based upon a 360-day year for the actual number of days elapsed.

      (b) Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Note, as the case may be.


                                   ARTICLE 3

                              CONDITIONS OF LOANS


      SECTION 3.1. Conditions Precedent to Loans. The obligation of Bank to make any part of the Loans is subject to the conditions precedent that the Bank shall have received on or before the date hereof, all of the following, in form and substance satisfactory to the Bank:

            (a) A copy, certified in writing by the Secretary or an Assistant Secretary of the Borrower, of (1) resolutions of the Board of Directors of the Borrower evidencing approval of this Agreement, the Notes, the Mortgage, the Security Agreement, and other matters contemplated hereby and, (2) each document evidencing any other necessary corporate action and any required approvals from governmental authorities with respect to this Agreement, the Note, the Mortgage, the Security Agreement, and other matters contemplated hereby.

            (b) An opinion or opinions of counsel for the Borrower in form and substance satisfactory to the Bank.

            (c) A written certificate by the Secretary or an Assistant Secretary of the Borrower as to the names and signatures of the officers of the Borrower authorized to sign this Agreement, the Note, the Mortgage, the Security Agreement, and the other documents or certificates of the Borrower to be executed and delivered pursuant hereto. The Bank may conclusively rely on, and be protected in acting upon, such certificate until it shall receive a further certificate by the Secretary or an Assistant Secretary of the Borrower amending the prior certificate.

            (d)   The Notes.

            (e) The Security Agreement granting to the Bank a security interest in substantially all of the accounts, inventory, general intangibles, equipment, investment property and financial assets of the Borrower, whether existing or hereafter acquired, and all proceeds thereof (collectively, the "Collateral").

            (f)   Financing   statements   of  the   Borrower   covering   the
      Collateral.

            (g) The Mortgage, together with a title report with respect to the Mortgaged Property in form and substance satisfactory to the Bank.

            (h)  Evidence of the  Borrower's  insurance  coverage as required by
      Section 5.4 hereof and by the provisions of the Security Agreement and the Mortgage.

            (i) Such other certificates, instruments or agreements as the Bank may reasonably require.

      SECTION 3.2. Additional Conditions Precedent. The obligation of the Bank to make any Loan, including any Advance, is subject to the further conditions precedent that:

            (a) The representations and warranties contained in Article IV hereof shall be accurate on and as of the date of disbursement as though made on and as of such date;

            (b) No Event of Default shall have occurred and be continuing or will result from the making of the Loan, and no event shall have occurred and be continuing that with notice or lapse of time or both would, if unremedied, be an Event of Default; and

            (c) No material adverse change, as determined by the Bank in its reasonable discretion, shall have occurred since the date of this Agreement in the financial condition, results of operation or business prospects of the Borrower.

The request for, and acceptance of, any Loan, including any Advance, by the Borrower shall be deemed a representation and warranty by the Borrower that each of the conditions specified in this subsection has been satisfied.


                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES


      Borrower represents and warrants to Bank as follows:

      SECTION 4.1. Existence. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in the State of Connecticut. The Borrower has all requisite power and authority, corporate and otherwise, to conduct its business and to own its properties and is duly qualified as a foreign corporation in good standing in all jurisdictions in which its failure so to qualify could have a material adverse effect on its financial condition or business.

      SECTION 4.2. Authorization. The execution, delivery and performance by the Borrower of this Agreement, the Note, and the Security Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any current provision of any government regulation or statute material to the on-going operation of the Borrower's business or of the charter or by-laws of the Borrower or result in a breach of or constitute a default under any indenture, instrument or other material agreement to which the Borrower is a party or by which it or its properties may be bound or affected.

      SECTION 4.3. Validity of Agreement, Note, and Security Agreement. This Agreement constitutes, and the Note and Security Agreement when duly executed and delivered will constitute, valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

      SECTION  4.4.  Financial   Information.   There  has  been  no  material
adverse change in the financial condition of the Borrower from that shown in its most recent financial statements furnished to the Bank.

      SECTION 4.5. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its properties before any court or governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) that, if determined adversely to the Borrower, would have a material adverse effect on the financial condition, operations or business prospects of the Borrower.

      SECTION 4.6. Contingent Liabilities. Except as set forth on the Disclosure Schedule, there are no suretyship agreements, guarantees or, to the best of the Borrower's knowledge and belief, other contingent liabilities of the Borrower that are not disclosed on the financial statements mentioned in Section 4.4 or as otherwise disclosed in writing to the Bank.

      SECTION 4.7. Investment Company Act4.7. Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 4.8. Federal Reserve Regulations4.8. Federal Reserve Regulations. No indebtedness that is required to be, or will be, reduced or retired from the proceeds of the Loans was incurred for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended), and the Borrower does not own or have any present intention to acquire any such margin stock.

      SECTION 4.9. Taxes. The Borrower has filed all tax returns and reports required to be filed before the date of this Agreement and, except as set forth on the Disclosure Schedule, has paid all taxes, assessments and charges imposed upon it or its property, or that it is required to withhold and pay over, to the extent that they were required to be paid before the date of this Agreement.

      SECTION 4.10. Encumbrances. The Collateral is not subject to any lien, encumbrance or security interest except in favor of Bank under the Security Agreement.

      SECTION 4.11. Consents. No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board (including the Board of Governors of the Federal Reserve System), bureau, agency or instrumentality is or will be necessary for the valid execution, delivery or performance by the Borrower of this Agreement, the Note, or the Security Agreement.

      SECTION 4.12. Compliance with Laws. The Borrower is in compliance with all laws and regulations applicable to it that are material to the operation of its business.


                                   ARTICLE 5

                             COVENANTS OF BORROWER


      So long as any amount due Bank hereunder remains unpaid, unless Bank shall otherwise consent in writing:

      SECTION 5.1. Books and Records; Financial Statements and Other Information. The Borrower covenants that it shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and financial affairs of the Borrower, in accordance with generally accepted accounting principles, consistently applied. The Borrower shall furnish to Bank the following:

            (a) within 90 days after the last day of each fiscal year of the Borrower, (i) a copy of the annual consolidated and consolidating financial statements of the Borrower prepared in accordance with GAAP, which shall be accompanied by an unqualified audit report of the Borrower's certified public accountants, who shall be reasonably acceptable to Bank, and (ii) a letter of the Vice President, Legal Affairs-Investor Relations of the Borrower to the effect that to the best of his or her knowledge, no event has occurred which constitutes or would, with the passage of time or the giving of notice or both, constitute an Event of Default hereunder, or otherwise describing any such event known to such officer, which letter shall include, in reasonable detail, the calculations demonstrating the compliance or non-compliance by the Borrower, on a consolidated basis, as of the end of such fiscal year, with each applicable financial covenant set forth in Section 5.12 hereof;

            (b) within 45 days of the end of each quarter, (i) a copy of the Borrower's unaudited consolidated financial statements for such quarter and for the fiscal year to date, including a balance sheet, income statement and statement of cash flows, and (ii) a letter of the Vice President, Legal Affairs-Investor Relations of the Borrower to the effect that, in the opinion of such officer (A) such unaudited financial statements have been prepared in accordance with GAAP and reflect all eliminations and adjustments (consisting only of normal recurring adjustments, except as noted in such letter) necessary for a fair presentation of the Borrower's financial position and results of operation of the Borrower, on a consolidated basis, for such quarter and the year to date, and (B) no event has occurred which constitutes or would, with the passage of time or the giving of notice or both, constitute an Event of Default hereunder, or otherwise describing any such event known to such officer, which letter shall include, in reasonable detail, the calculations demonstrating the compliance or non-compliance by the Borrower, as of the end of such quarter, with each applicable financial covenant set forth in Section 5.12 hereof;

            (c) within fifteen (15) days of the end of each month, a borrowing base report demonstrating the amount of availability under the Line of Credit in accordance with Section 2.4(a) above, in the form attached as Exhibit D hereto.

            (d) as soon as practicable, but in any event within ten (10) days of such occurrence, notice of any material adverse change in the business or financial condition of the Borrower;

            (e) as soon as practicable, but in any event within ten (10) days of the time the Borrower becomes aware thereof (or should have become so aware with the exercise of reasonable diligence), notice of the institution of, or of any material adverse development with respect to, any suit or proceeding, against the Borrower in which the amount of damages which is sought, or which in the Borrower's reasonable opinion may be at controversy, shall exceed $100,000;

            (f) as soon as possible, but in any event within ten (10) days after the Borrower becomes aware thereof (or should have become so aware with the exercise of reasonable diligence), notice of the occurrence of any Event of Default or of any act, omission, thing or condition which upon the giving of notice or lapse of time, or both, would or might constitute an Event of Default, which notice shall describe the Event of Default or other act, omission, thing or condition in question and shall set forth in detail what action the Borrower proposes to take with respect thereto;

            (g) as soon as possible, but in any event within ten (10) days after the Borrower becomes aware thereof (or should have become so aware with the exercise of reasonable diligence), notice of the occurrence of any "reportable event" or "prohibited transaction" (as each is defined in ERISA) with respect to any employee benefit plan;

            (h) upon request, or within a reasonable time thereafter, such other information concerning the Borrower and its operations and financial condition and results as the Bank may reasonably request; and

            (i) as soon as possible, but in any event within ten (10) days after the Borrower becomes aware thereof (or should have become so aware with the exercise of reasonable diligence), notice of the occurrence of any event or condition with respect to the Mortgaged Premises (as defined in the Mortgage) described in Section 11 of the Mortgage.

      SECTION 5.2. ERISA. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of ERISA, including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

      SECTION 5.3. Payment of Taxes and Claims5.3. Payment of Taxes and Claims. The Borrower will pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien upon any of its properties or assets, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and, if the filing of a bond or other indemnity is necessary to avoid the creation of a lien against any of the assets of the Borrower, such bond shall have been filed or indemnity provided.

      SECTION 5.4. Insurance5.4. Insurance. The Borrower will maintain or cause to be maintained with financially sound and reputable insurers acceptable to the Bank, insurance with respect to the properties and business of the Borrower against loss or damage of the kinds customarily insured against by entities of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by other such persons and otherwise as is prudent for persons engaged in conducting business similar in character and size to the business of the Borrower. Annually (and from time to time upon request of the Bank), the Borrower will promptly furnish or cause to be furnished to the Bank evidence, in form and substance satisfactory to the Bank, of the maintenance of all insurance, indemnities or bonds required by this Section or by any permit, license, or other agreement to be maintained, including copies thereof and proof of premium payments.

      The provisions of this Section shall be in addition to any similar requirements set forth in the Security Agreement and the Mortgage.

      SECTION 5.5. Maintenance of Properties5.5. Maintenance of Properties. The Borrower will maintain or cause to be maintained its properties in good repair, working order and condition and make or cause to be made all appropriate and proper repairs, renewals, replacements, additions and improvements thereto, and keep all systems and equipment which may now or in the future be subject to compliance with any material standards or rules imposed by any governmental agency or authority. The Borrower shall install and maintain its equipment and systems in compliance in all material respects with any material requirement imposed under an governmental regulations, permits, or licenses or under agreements affecting the Borrower. The Borrower shall maintain, preserve and protect, and, when necessary, renew, all franchises and all service marks, trademarks and tradenames held by any of them and all agreements to which any of them are parties which are necessary or useful to conduct its business, except where the failure to do any of the foregoing could not have a material adverse effect, individually or in the aggregate, upon the financial condition, results of operation or business prospects of the Borrower.

      SECTION 5.6. Maintenance of Records5.6. Maintenance of Records. The Borrower will keep at all times books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its respective business and affairs.

      SECTION 5.7. Inspection5.7. Inspection. Upon reasonable notice the Borrower will allow any representative of the Bank to visit and inspect any of their properties, to examine the books of account and other records and files of the Borrower (including, without limitation, the financial statements (audited and unaudited, to the extent prepared) and information with respect to the Borrower), to make copies thereof and to discuss the affairs, business, finances and accounts of the Borrower with its personnel and accountants, all at such reasonable times (and to the extent feasible, during ordinary business hours) and as often the Bank may reasonably request.

      SECTION 5.8. Change in Organizational Documents5.8. Change in Organizational Documents. The Borrower will not amend, or consent to, any amendment or supplement to, its articles or certificate of incorporation, bylaws or other organization document without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

      SECTION 5.9. Subsidiaries5.9. Subsidiaries. The Borrower will not form or acquire any subsidiary without the written consent of the Bank, which consent shall not be unreasonably withheld.

      SECTION 5.10. Compliance with Federal Reserve Regulations5.10. Compliance with Federal Reserve Regulations. No proceeds of the Loans shall be used by the Borrower, directly or indirectly to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower will not, directly or indirectly, otherwise take or permit to be taken any action which would result in the Loans or the carrying out of any of the other transactions contemplated by this Agreement, being violative of such Regulation U or of Regulation T (12 C.F.R. 220, as amended) or of Regulation X (12 C.F.R. 224, as amended) or any other regulation of the Board of Governors of the Federal Reserve System.

      SECTION 5.11. Additional Negative Covenants. So long as any part of the Loans remains unpaid, the Borrower shall not, without the written consent of Bank which consent shall not be unreasonably withheld:

            (a) Corporate Transactions. (1) Merge or consolidate with any other corporation, partnership, trust or other entity, (2) sell, lease, transfer or otherwise dispose of all or any material portion of its assets other than in the ordinary course of business, (3) directly or through any entity consolidated with the Borrower for financial reporting purposes, purchase any assets other than in the ordinary course of business, or (4) acquire any equity interest in any other corporation, partnership, trust or other entity, except, in each case, in connection with a Permitted Corporate Transaction.

            (b) Nature of Business. Make any material change in the nature of its business as conducted at the date hereof.

            (c) Borrowings. Create, incur, assume, guarantee, endorse, or otherwise become liable for, or permit to exist any direct or contingent obligation for borrowed money (including obligations under capital leases), except:

                  (1)   obligations   with  respect  to  the  Notes  and  this
            Agreement; and

                  (2) any other indebtedness to the Bank (including with respect to the IRB Loan).

            (d)   Guarantees.   Assume,   guarantee,   endorse,  or  otherwise
      become directly or contingently liable for the indebtedness of any other Person.

            (e) Encumbrances. Create, incur, assume or suffer to exist any mortgage, lien, security interest, restriction or encumbrance with respect to any of its property, including, but not limited to, the Collateral and the Mortgaged Property, other than:

                  (1) liens and security interests granted in favor of the Bank;

                  (2) utility, access or other easements and rights of way, restrictions and exceptions which do not materially impair the operation or value thereof;

                  (3) deposits under  workers'  compensation,  unemployment  and social security or similar laws, or to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases to secure indemnity, performance or similar bonds in the ordinary course of business;

                  (4) liens  imposed by law (whether or not  inchoate),  such as carriers', warehousemen's, materialmen's or mechanics' liens, incurred in good faith in the ordinary course of business, and which are not delinquent, and liens arising out of a judgment or award with respect to which an appeal is being prosecuted, a stay of execution pending such appeal having been secured or applied for and not denied or rendered ineffective;

                  (5) liens for taxes,  assessments or  governmental  charges or levies on property if the same shall not at the time be delinquent, or are being contested in good faith and by appropriate proceedings; and

                  (6) other  liens and  security  interests  on the  property of
            Borrower listed on the Disclosure Schedule attached hereto as Exhibit "E"; provided that no such lien or security interest shall be extended, replaced, modified or enlarged.

            (f)  Restricted   Payments.   Directly  or  indirectly,   declare,
      order, pay, make or set apart any sum or property for any Restricted Payment, without the written consent of the Bank.

            (g) Leasebacks. Directly or indirectly sell or otherwise transfer, in one or more related transactions, any property (whether real, personal or mixed) and thereafter rent or lease such transferred property or substantially identical property.

Transactions with Shareholders and Affiliates. Directly or indirectly, engage in any transaction with (a) any holder of 5% or more of any class of the capital stock or ownership interest of the Borrower, or (b) any corporation controlling, controlled by, or under common control with the Borrower or any such holder, on terms that are less favorable to the Borrower than those which might be obtained at the time from Persons which are not such a holder or affiliated corporation.

            (i)  Fiscal Year.  Change its Fiscal Year.

      SECTION 5.12. Financial Covenants. So long as any part of the Loans remains unpaid, the Borrower shall comply with each of the following financial covenants. As used in this Section (and in each definition applicable hereto), the term "Borrower" means the Borrower and each of its consolidated subsidiaries on a consolidated basis.

      (a) Tangible Net Worth. The Borrower shall maintain, at all times, Tangible Net Worth in an amount which is not less than (i) $6,500,000 from the date of this Agreement through June 30, 1998, and (ii) for each Fiscal Year thereafter, an amount which is equal to the minimum Tangible Net Worth required hereunder for the prior Fiscal Year, plus 50% of Net Income for such prior Fiscal Year.

      (b) Fixed Charge Coverage Ratio. The Borrower shall maintain in each Fiscal Year a Fixed Charge Coverage Ratio of:

                                                Minimum Fixed Charge
            Period                                       Coverage Ratio

      Fiscal Year ending June 30, 1998                      1.2:1
      Each Fiscal Year thereafter                           1.5:1


      (c) Leverage Ratio. The Borrower shall maintain, at all times, a ratio of Total Liabilities to Tangible Net Worth of not greater than 1.5 to 1.0.


                                   ARTICLE 6

                                    DEFAULT


      SECTION 6.1. Events of Default. Each of the following shall be an event of default ("Event of Default"):

            (a)  Failure  to pay any  interest  on any Note  prior to the  tenth
      (10th) Business Day following any Interest Payment Date; or failure to pay any principal of any Note when due (including upon demand in the case of the Bridge Loan Note and the Line of Credit Note); or

            (b) Failure to perform or observe any other of the covenants, agreements or conditions on its part contained in this Agreement including, without limitation, the failure of the Borrower to observe its covenants contained in Section 5.12 hereunder and such failure continues (except as provided in Section 6.1(a), (d) or (e) hereof) for thirty (30) days following written notice from Bank; or

            (c) The occurrence of any default under the Security Agreement or the Mortgage; or

            (d) The Borrower or any subsidiary of the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking position by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

            (e) An involuntary case or other proceeding shall be commenced against the Borrower or any subsidiary of the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any subsidiary under the Federal bankruptcy laws as now or hereafter in effect; or

            (f)   If any Change of Control shall occur; or

            (g) If the Borrower shall fail to pay any obligation for the payment of borrowed money or the installment purchase price of property or on account of a lease of property (a "Credit Obligation") owing by it, or any interest or premium thereon, when due, whether such Credit Obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or the Borrower shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Credit Obligation when required to be performed, if the effect of such failure is to accelerate, or to permit the holder or holders of such Credit Obligation to accelerate, the maturity of such Credit Obligation, whether or not such failure to perform shall be waived by the holder or holders of such Credit Obligation, unless such waiver has the effect of terminating the right of such holder or holders to accelerate the maturity of such Credit Obligation as a result of such failure; or

            (h) If any representation or warranty by or on behalf of the Borrower made herein or in any report, certificate, financial statement or other instrument delivered to the Bank shall prove to be false or misleading in any material respect when made; or

            (i) If any default shall occur with respect to any other indebtedness of the Borrower to the Bank, subject to Borrower's right to notice and opportunity to cure, if any, under the instruments which evidence or secure such indebtedness.

      SECTION 6.2. Acceleration. If any Event of Default shall occur and be continuing, the Bank may, by notice to Borrower, (a) declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;
(b) exercise its rights under the Security Agreement and the Mortgage; and (c) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law or agreement with respect to all collateral then held for the Loans.


                                   ARTICLE 7

                                 MISCELLANEOUS


      SECTION 7.1. No Waiver; Cumulative Remedies. No failure or delay on the part of the Bank or Borrower in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by the Bank and Borrower.

      SECTION 7.2. Set-Off. The Bank shall have a right of setoff against, a lien upon and a security interest in all property of the Borrower now or at any time in the possession of the Bank any capacity whatever, including, but not limited to, the Borrower's interest in any deposit account, as security for all liabilities of the Borrower to the Bank.

      SECTION 7.3. Notices. Unless this Agreement specifically provides otherwise, all notices and other communications that this Agreement requires or permits either party to give to the other shall be in writing and shall be given to such party at its address or telecopy number specified on the signature pages of this Agreement or at such other address or telecopy number as shall be designated by such party in a notice to the other party complying with the terms of this Section 7.3. Unless this Agreement specifically provides otherwise, all notices and other communications will be effective (a) if given by mail, when received, (b) if given by telecopy, when such telecopy is transmitted to the appropriate telecopy number and the sender receives confirmation of transmission during normal business hours, or (c) if given by any other means, when delivered at the appropriate address, except that notices from the Borrower to the Bank pursuant to any of the provisions of Article II hereof shall not be effective until received by the Bank.

      SECTION 7.4. Governing Law. This Agreement and the Note shall be governed in all respects by the law of the State of New York.

      SECTION 7.5.  Judicial Proceedings.

      (a) The Borrower consents and agrees that any judicial proceedings relating in any way to this Agreement may be brought in any court of competent jurisdiction in the State of New York or in the United States District Court for the Southern District of New York. The Borrower hereby accepts, for itself and its properties, the non-exclusive jurisdiction of such courts, agrees to be bound by any judgments rendered by them in connection with this Agreement, and will not move to transfer any such proceeding to any different court. The
Borrower waives the defense of forum non conveniens in any such action or proceeding.

      (b) Service of process in any proceeding arising out of or relating to this Agreement may be made by any means permitted by the applicable rules of court as then in force, or may be made by any form of mail requiring a signed receipt.

      (c) Nothing herein shall limit the right of the Bank to bring proceedings against the Borrower in the courts of any other jurisdiction or be deemed to constitute a consent to jurisdiction by any party hereto as to persons or entities not parties to this Agreement or as to matters not relating to this Agreement.

      (d) THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT WAIVER OF JURY TRIAL IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT HAVE AGREED TO MAKE ANY LOAN (INCLUDING ANY ADVANCE) OR ACCEPT THIS AGREEMENT OR ANY NOTE WITHOUT SUCH AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SONICS & MATERIALS, INC.                      Address:
                                              West Kenosia Avenue
                                              Danbury, CT  06810

By:__________________________________         Telecopier: (203)798-8350
   President                                  Attention:  Lauren H. Soloff, Esq.


per pro. BROWN BROTHERS HARRIMAN & CO.          Address:

                                                59 Wall Street
By:___________________________________          New York, New York
                         Telecopier No.: (212) 493-7280
                         Attention: Chief Credit Officer